As filed with the Securities and Exchange Commission on December 16, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE SHERWIN-WILLIAMS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	34-0526850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 West Prospect Avenue
Cleveland, Ohio 44115-1075
(216) 566-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

L.E. Stellato
Senior Vice President, General Counsel and Secretary
101 West Prospect Avenue
Cleveland, Ohio 44115-1075
(216) 566-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Michael J. Solecki
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Telephone: (216) 586-3939
Facsimile: (216) 579-0212

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Proposed Maximum	Aggregate Offering	Registration
Securities to be Registered	Registered(1)	Offering Price Per Unit(1)	Price(1)	Fee(1)
Debt Securities

(1)	An indeterminate aggregate initial offering price or number of debt securities is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

Prospectus

The Sherwin-Williams Company

Debt Securities

We may offer from time to time our debt securities. We may sell these debt securities in one or more offerings at prices and on other terms to be determined at the time of offering.

We will provide the specific terms of the debt securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our debt securities. This prospectus may not be used to offer and sell our debt securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered debt securities.

We may offer our debt securities through agents, underwriters or dealers or directly to investors. Each prospectus supplement will provide the amount, price and terms of the plan of distribution relating to the debt securities to be sold pursuant to such prospectus supplement. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement, as well as the net proceeds we expect to receive from such sale.

Investing in any of our debt securities involves risk. Please read carefully the section entitled “Risk Factors” beginning on page 4 of this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “SHW.” If we decide to seek a listing of any debt securities offered by this prospectus, we will disclose the exchange or market on which the debt securities will be listed, if any, or where we have made an application for listing, if any, in one or more supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 16, 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may from time to time sell the debt securities described in this prospectus in one or more offerings at prices and on other terms to be determined at the time of offering.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. For a more complete understanding of the offering of the debt securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Information By Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date mentioned on the respective cover page of these documents. We are not making offers to sell the debt securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

References in this prospectus to the terms “we,” “us,” “the Company” or “Sherwin-Williams” or other similar terms mean The Sherwin-Williams Company and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We make available free of charge on or through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to these reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. You may access these documents on the “Investor Relations” page of our website at www.sherwin.com. We do not intend for information contained on or accessible through our website to be part of this prospectus, other than the documents that we file with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the offering of securities described in this prospectus:

•	our annual report on Form 10-K for the year ended December 31, 2008;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009; and

•	our current reports on Form 8-K filed on July 16, 2009, October 16, 2009 and December 15, 2009.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such current reports.

You may obtain copies of these filings without charge by requesting the filings in writing or by telephone at the following address.

The Sherwin-Williams Company
101 West Prospect Avenue
Cleveland, Ohio 44115-1075
Telephone Number: (216) 566-2000
Attn: Secretary

OUR BUSINESS

The Sherwin-Williams Company, founded in 1866 and incorporated in Ohio in 1884, is engaged in the development, manufacture, distribution and sale of paint, coatings and related products to professional, industrial, commercial and retail customers primarily in North and South America with additional operations in the Caribbean region, Europe and Asia. We have three reportable operating segments: Paint Stores Group, Consumer Group and Global Finishes Group. We report all other business activities and immaterial operating segments that are not reportable in the Administrative segment.

Paint Stores Group

The Paint Stores Group consists of company-operated specialty paint stores in the United States, Canada, Jamaica, Virgin Islands, Trinidad and Tobago and Puerto Rico. Each store in this segment is engaged in the related business activity of selling paint, coatings and related products to end-use customers. The Paint Stores Group markets and sells Sherwin-Williams® branded architectural paint and coatings, industrial and marine products, original equipment manufacturer (“OEM”) product finishes and related items. These products are produced by manufacturing facilities in the Consumer and Global Finishes Groups. In addition, each store sells selected purchased associated products.

Consumer Group

The Consumer Group develops, manufactures and distributes a variety of paint, coatings and related products to third-party customers primarily in the United States and Canada and to the Paint Stores Group. Sales and marketing of certain controlled brand and private labeled products are performed by a direct sales staff. The products distributed through third-party customers are intended for resale to the ultimate end user of the product.

Global Finishes Group

The Global Finishes Group develops, licenses, manufactures, distributes and sells a variety of architectural paint and coatings, industrial and marine products, automotive finishes and refinish products, OEM coatings and related products in North and South America, Europe and Asia. This segment licenses certain technology and trade names worldwide. Sherwin-Williams® and other controlled brand products are distributed through the Paint Stores Group and this segment’s network of company-operated branches and by a direct sales staff and outside sales representatives to retailers, dealers, jobbers, licensees and other third-party distributors.

Administrative Segment

The Administrative segment includes the administrative expenses of our corporate headquarters site. Also included in the Administrative segment is interest expense, interest and investment income, certain expenses related to closed facilities and environmental-related matters, and other expenses which are not directly associated with the reportable operating segments. The Administrative segment does not include any significant foreign operations. Also included in the Administrative segment is a real estate management unit that is responsible for the ownership, management, and leasing of non-retail properties held primarily for our use, including our headquarters site, and the disposal of idle facilities.

Corporate Information

Our principal executive offices are located at 101 West Prospect Avenue, Cleveland, Ohio 44115-1075. Our main telephone number is (216) 566-2000, and our Internet website address is www.sherwin.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC and incorporate by reference into this prospectus.

RISK FACTORS

Investing in our debt securities involves risk. Prior to making a decision about investing in our debt securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K and in our most recent quarterly reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and any risk factors contained in the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained in or incorporated by reference into this prospectus and any accompanying prospects supplement constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These forward-looking statements are based upon management’s current expectations, estimates, assumptions and beliefs concerning future events and conditions and may discuss, among other things, anticipated future performance (including sales and earnings), expected growth, future business plans and the costs and potential liability for environmental-related matters and the lead pigment and lead-based paint litigation. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expects,” “anticipates,” “believes,” “will,” “will likely result,” “will continue,” “plans to” and similar expressions. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience.

These risks, uncertainties and other factors include such things as:

•	continuation of the current negative global economic and financial conditions;

•	general business conditions, strengths of retail and manufacturing economies and the growth in the coatings industry;

•	competitive factors, including pricing pressures and product innovation and quality;

•	changes in raw material and energy supplies and pricing;

•	changes in our relationships with customers and suppliers;

•	our ability to attain cost savings from productivity initiatives;

•	our ability to successfully integrate past and future acquisitions into our existing operations, as well as the performance of the businesses acquired;

•	risks and uncertainties associated with our ownership of Life Shield Engineered Systems LLC;

•	changes in general domestic economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions, and changing governmental policies, laws and regulations;

•	risks and uncertainties associated with our expansion into and our operations in Asia, Mexico and South America and other foreign markets, including general economic conditions, inflation rates, recessions, foreign currency exchange rates, foreign investment and repatriation restrictions, legal and regulatory constraints, civil unrest and other external economic and political factors;

•	the achievement of growth in developing markets, such as Asia, Mexico and South America;

•	increasingly stringent domestic and foreign governmental regulations including those affecting the environment;

•	inherent uncertainties involved in assessing our potential liability for environmental-related activities;

•	other changes in governmental policies, laws and regulations, including changes in accounting policies and standards and taxation requirements (such as new tax laws and new or revised tax law interpretations);

•	the nature, cost, quantity and outcome of pending and future litigation and other claims, including the lead pigment and lead-based paint litigation, and the effect of any legislation and administrative regulations relating thereto; and

•	unusual weather conditions.

It is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, and the above list should not be considered to be a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our debt securities to which this prospectus relates for general corporate purposes. These purposes may include, but are not limited to:

•	reduction or refinancing of outstanding indebtedness or other corporate obligations;

•	additions to working capital;

•	capital expenditures; and

•	acquisitions.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

	Nine Months
	Ended
	September 30,	Year Ended December 31,
	2009	2008		2007		2006		2005		2004

Ratio of earnings to fixed charges	3.2x	3.1	x	3.9	x	3.9	x	3.7	x	3.7x

The ratio of earnings to fixed charges is computed by dividing fixed charges into income before taxes. Fixed charges consist of interest expense, net, including amortization of discount and financing costs and the portion of operating rental expense that we believe is representative of the interest component of rent expense. The interest expense included in fixed charges reflects only interest on third-party indebtedness and excludes any interest expense accrued on uncertain tax positions, as permitted by Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 740, Income Taxes (formerly FASB Interpretation No. 48, Accounting for Income Taxes).

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time under this prospectus. The financial terms and other specific terms of the debt securities being offered will be described in a prospectus supplement relating to the issuance of those securities. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement.

The debt securities will be issued under an indenture dated as of February 1, 1996 (the “Indenture”), between us and The Bank of New York Mellon (as successor to Chemical Bank), as trustee (the “Trustee”), as it may be supplemented or amended from time to time. A copy of the form of Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The Indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939.

The following description of general terms relating to the debt securities and the Indenture is a summary only and does not describe every aspect of the debt securities that we may offer pursuant to this prospectus. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities and the Indenture described in the related prospectus supplement, including definitions of certain terms used in the Indenture, and the debt securities. The particular terms of the debt securities that we may offer under this prospectus and the Indenture may vary from the terms described below. You should read the Indenture and the prospectus supplement regarding any particular issuance of debt securities.

You can find the definition of certain terms used in this description under the subheading “Certain Definitions.” For purposes of this description of debt securities, references to the terms “we,” “us,” “the Company” or “Sherwin-Williams” or other similar terms mean only The Sherwin-Williams Company and not its subsidiaries.

General

The Indenture does not limit the aggregate principal amount of debt securities that may be issued under it and provides that debt securities may be issued in one or more series as may be authorized from time to time by us. The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer (to the extent applicable to the debt securities):

•	the title of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the Indenture;

•	the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places, if any, in addition to or instead of the corporate trust office of the Trustee, where the principal, premium, if any, and interest with respect to debt securities of the series shall be payable;

•	the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•	our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series shall be redeemed, purchased, or repaid, in whole or in part, pursuant to such obligations;

•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for common stock, preferred stock (which may be represented by depositary shares), other debt securities, or warrants for common stock, preferred stock, or indebtedness or other of our securities of any kind or any other issuer or obligor and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period, and any other additional provisions;

•	if other than denominations of $1,000 or any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;

•	if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

•	any changes or additions to the provisions of the Indenture dealing with defeasance, including the addition of additional covenants that may be subject to our covenant defeasance option;

•	if other than such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, the coin or currency in which payment of the principal, premium, if any, and interest with respect to debt securities of the series shall be payable, and if necessary, the manner of determining the equivalent thereof in United States currency;

•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•	any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the Trustee or the holders to declare the principal, premium, if any, and interest with respect to such debt securities due and payable;

•	if the debt securities of the series shall be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary for such global security, and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the Indenture;

•	any trustee, authenticating or paying agents, transfer agents, or registrars;

•	the applicability of, and any addition to or change in, the covenants and definitions then set forth in the Indenture or in the terms then set forth in the Indenture relating to permitted consolidations, mergers, or sales of assets, including conditioning any merger, conveyance, transfer, or lease permitted by the Indenture upon the satisfaction of an indebtedness coverage standard by us and any of our successors;

•	the terms, if any, of any guarantee of the payment of principal, premium, if any, and interest with respect to debt securities of the series and any corresponding changes to the provision of the Indenture as then in effect;

•	the terms, if any, of the transfer, mortgage, pledge, or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities, or other collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of the Indenture as then in effect;

•	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the Trustee; and

•	any other terms of the debt securities of the series (which terms shall not be prohibited by the provisions of the Indenture).

The prospectus supplement will also describe any material United States federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to: (a) debt securities with respect to which payments of principal, premium, if any, or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities); (b) debt securities with respect to which principal, premium, if any, or interest is payable in a foreign or composite currency; (c) debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates (“original issue discount debt securities”); and (d) variable rate debt securities that are exchangeable for fixed rate debt securities.

Payments of interest on registered securities may be made at the option of the Company by check mailed to the registered holders thereof or, if so provided in the applicable prospectus supplement and in accordance with arrangements satisfactory to the Trustee, at the option of a registered holder by wire transfer to an account designated by such registered holder.

Unless otherwise provided in the applicable prospectus supplement, registered securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States or at the office of the Trustee or the Trustee’s agent in the Borough of Manhattan, the City and State of New York, at which its corporate agency business is conducted, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.

Certain Covenants of the Company

Limitation on Liens

Unless otherwise provided in the applicable prospectus supplement, we will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create or permit to exist any Lien on any Principal Property, or shares of capital stock of any Restricted Subsidiary, whether owned on the date the Indenture or thereafter acquired, securing any obligation unless we contemporaneously secure the debt securities equally and ratably with (or prior to) such obligation. The preceding sentence will not require us to secure the debt securities if the Lien consists of either: (a) Permitted Liens; or (b) Liens other than Permitted Liens, provided that the aggregate amount of all obligations secured by Liens other than Permitted Liens does not exceed 15% of Consolidated Net Tangible Assets.

Limitation on Sale/Leaseback Transactions

Unless otherwise provided in the prospectus supplement, we and our Restricted Subsidiaries shall not enter into any Sale/Leaseback Transaction with respect to any Principal Property unless (a) we or such Restricted Subsidiary would be entitled to create a Lien on such Principal Property securing Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction without securing the debt securities then outstanding pursuant to the provisions described above under “Limitation on Liens” or (b) we, within six months from the effective date of such Sale/Leaseback Transaction, apply an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction to the voluntary defeasance or retirement of debt securities or other Indebtedness ranking pari passu with the debt securities; provided that the foregoing will not prevent us or any Restricted Subsidiary from (x) entering into any Sale/Leaseback Transaction involving a lease with a term of less than three years or (y) entering into any Sale/Leaseback Transaction between a Restricted Subsidiary and us or between Restricted Subsidiaries.

SEC Reports

We will file with the Trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. If we are not required to file information, documents or reports pursuant to either of those sections, then we will file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Events of Default and Remedies

The debt securities of any series will contain events of default (each, an “Event of Default”) to be specified in the applicable prospectus supplement, including, without limitation:

(a) default in the payment of any installment of interest on any debt securities of that series, as and when the same shall become due and payable and continuance of such default for a period of 30 days;

(b) default in the payment of all or any part of the principal or premium with respect to any debt securities of that series as and when the same shall become due and payable, whether at maturity, upon redemption, by declaration, upon required repurchase, or otherwise;

(c) default in the payment of any sinking fund payment with respect to any debt securities of that series as and when the same shall become due and payable and continuance of such default for a period of 30 days;

(d) our failure to comply with the provisions of the Indenture relating to consolidations, mergers, and sales of assets;

(e) our failure duly to observe or perform any other of the covenants or agreements on our part in the debt securities of that series, in the Indenture with respect to such series, or in any supplemental indenture with respect to such series (other than covenants or agreements included solely by or for the benefit of a series of debt securities thereunder other than that series) continuing for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the same and stating that such notice is a “Notice of Default” under the Indenture shall have been given to us by the Trustee or to the Trustee and us by the holders of at least 25% in aggregate principal amount of the debt securities of that series at the time outstanding;

(f) we or any of our Significant Subsidiaries shall (1) voluntarily commence any proceeding or file any petition seeking relief under the United States Bankruptcy Code or other federal or state bankruptcy, insolvency, or similar law, (2) consent to the institution of, or fail to controvert within the time and in the manner prescribed by law, any such proceeding or the filing of any such petition, (3) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, or similar official for the Company or any such Significant Subsidiary or for a substantial part of its property, (4) file an answer admitting the material allegations of a petition filed against us in any such proceeding, (5) make a general assignment for the benefit of creditors, (6) admit in writing our inability or fail generally to pay our debts as they become due, (7) take corporate action for the purpose of effecting any of the foregoing, or (8) take any comparable action under any foreign laws relating to our insolvency or that of any Significant Subsidiary;

(g) the entry of an order or decree by a court having competent jurisdiction for (1) relief with respect to us or any of our Significant Subsidiaries or a substantial part of any of their property under the United States Bankruptcy Code or any other federal or state bankruptcy, insolvency, or similar law, (2) the appointment of a receiver, trustee, custodian, sequestrator, or similar official for us or any such Significant Subsidiary or for a substantial part of any of their property (except any decree or order appointing such official of any Significant Subsidiary pursuant to a plan under which the assets and operations of such Significant Subsidiary are transferred to or combined with another of our Subsidiaries or to the us), or (3) the winding-up or liquidation of us or any such Significant Subsidiary (except any decree or order approving or ordering the winding-up or liquidation of the affairs of a Significant Subsidiary pursuant to a plan under which the assets and operations of such Significant Subsidiary are transferred to or combined with another of our Subsidiaries or to us), and such order or decree shall continue unstayed and in effect for 60 consecutive days, or any similar relief is granted under any foreign laws and the order or decree stays in effect for 60 consecutive days; and

(h) any other Event of Default provided with respect to debt securities of that series.

An Event of Default with respect to one series of debt securities is not necessarily an Event of Default for another series.

If an Event of Default described in clause (a), (b), (c), (d), (e), (f) (other than with respect to us), (g) (other than with respect to us) or (h) above occurs and is continuing with respect to any series of debt securities, unless the principal and interest with respect to all the debt securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series (each such series voting as a separate class) then outstanding may declare the principal amount (or, if original issue discount debt securities, such portion of the principal amount as may be specified in such series) of and interest on all the debt securities of such series due and payable immediately. If an Event of Default described in clause (f) or (g) (in each case with respect to us) above occurs, unless the principal and interest with respect to all the debt securities of all series shall have become due and payable, the principal amount (or, if any series are original issue discount debt securities, such portion of the principal amount as may be specified in such series) of and interest on all debt securities of all series then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of debt securities.

If an Event of Default occurs and is continuing, the Trustee shall be entitled and empowered to institute any action or proceeding for the collection of the sums so due and unpaid or to enforce the performance of any provisions of the debt securities of the affected series or the Indenture, to prosecute any such action or proceeding to judgment or final decree, and to enforce any such judgment or final decree against us or any other obligor on the debt securities of such series. In addition, if there shall be pending proceedings for the bankruptcy or reorganization of the Company or any other obligor on the debt securities, or if a receiver, trustee, or similar official shall have been appointed for its property, the Trustee shall be entitled and empowered to file and prove a claim for the whole amount of principal, premium, and interest (or, in the case of original issue discount debt securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid with respect to the debt securities. No holder of any debt security of any series shall have any right to institute any action or proceeding upon or under or with respect to the Indenture, for the appointment of a receiver or trustee, or for any other remedy, unless (a) such holder previously shall have given to the Trustee written notice of an Event of Default with respect to debt securities of that series and of the continuance thereof, (b) the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series (each such series voting as a separate class) shall have made written request to the Trustee to institute such action or proceeding with respect to such Event of Default and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and (c) the Trustee, for 60 days after its receipt of such notice, request, and offer of indemnity shall have failed to institute such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to the provisions of the Indenture.

Prior to the acceleration of the maturity of the debt securities of any series, the holders of a majority in aggregate principal amount of the debt securities of that series at the time outstanding may, on behalf of the holders of all debt securities of that series, waive any past default or Event of Default and its consequences for that series, except (a) a default in the payment of the principal, premium, if any, or interest with respect to such debt securities or (b) a default with respect to a provision of the Indenture that cannot be amended without the consent of each holder affected thereby. In case of any such waiver, such default shall cease to exist, any Event of Default arising therefrom shall be deemed to have been cured for all purposes, and the

Trustee, the holders of the debt securities of that series and us shall be restored to our former positions and rights under the Indenture.

The Trustee shall promptly after the occurrence of a default known to it with respect to a series of debt securities, give to the holders of the debt securities of such series notice of all uncured defaults with respect to such series known to it, unless such defaults shall have been cured or waived before the giving of such notice; provided, however, that except in the case of default in the payment of principal, premium, if any, or interest with respect to the debt securities of such series or in the making of any sinking fund payment with respect to the debt securities of such series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities.

Modification of the Indenture

We, when authorized by a resolution of our board of directors, and the Trustee may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes:

(a) to evidence the succession of another person to us pursuant to the provisions of the Indenture relating to consolidations, mergers, and sales of assets and the assumption by such successor of the covenants, agreements, and obligations of us in the Indenture and in the debt securities;

(b) to surrender any right or power conferred upon us by the Indenture, to add to our covenants such further covenants, restrictions, conditions, or provisions for the protection of the holders of all or any series of debt securities as our board of directors shall consider to be for the protection of the holders of such debt securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default under the Indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the Trustee upon such default, or may limit the right of holders of a majority in aggregate principal amount of any or all series of debt securities to waive such default);

(c) to cure any ambiguity or to correct or supplement any provision contained in the Indenture, in any supplemental indenture, or in any debt securities that may be defective or inconsistent with any other provision contained therein;

(d) to modify or amend the Indenture in such a manner as to permit the qualification of the Indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

(e) to convey, transfer, assign, mortgage, or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the Indenture as shall not adversely affect the interests of any holders of debt securities of any series;

(f) to add guarantees with respect to the debt securities or to secure the debt securities;

(g) to make any change that does not adversely affect the rights of any holder;

(h) to add to, change, or eliminate any of the provisions of the Indenture with respect to one or more series of debt securities, so long as any such addition, change, or elimination not otherwise permitted under the Indenture shall (1) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or (2) become effective only when there is no such debt security outstanding;

(i) to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the

Indenture as shall be necessary to provide for or facilitate the administration of the Indenture by more than one trustee; and

(j) to establish the form or terms of debt securities as described under “— General” above.

With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby, we , when authorized by a resolution of our board of directors, and the Trustee may from time to time and at any time enter into a supplemental indenture for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holder of the debt securities of such series; provided, however, that without the consent of the holders of each debt security so affected, no such supplemental indenture shall: (a) reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment; (b) reduce the rate of or extend the time for payment of interest on any debt security; (c) reduce the principal of or extend the stated maturity of any debt security; (d) reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed; (e) make any debt security payable in a currency other than that stated in the debt security; (f) release any security that may have been granted with respect to the debt securities; or (g) make any change in the provisions of the Indenture relating to waivers of defaults or amendments that require unanimous consent.

Consolidation, Merger, and Sales of Assets

We may not consolidate with or merge with or into any person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets (in one transaction or a series of related transactions), unless the following conditions have been satisfied:

•	either (a) we are the continuing Person in the case of a merger or (b) the resulting, surviving, or transferee Person, if other than us (the “Successor Company”), shall be a corporation organized and existing under the laws of the United States, any State, or the District of Columbia and shall expressly assume all of our obligations under the debt securities and the Indenture;

•	immediately after giving effect to such transaction (and treating any indebtedness that becomes an obligation of the Successor Company or any of our Subsidiaries as a result of such transaction as having been incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default would occur or be continuing; and

•	we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, or transfer complies with the Indenture.

Satisfaction and Discharge of the Indenture; Defeasance

The Indenture shall generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the Trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the Trustee as trust funds the entire amount sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all taxes or other charges and assessments in respect thereof payable by the Trustee to pay at maturity or upon redemption all such debt securities, no default with respect to the debt securities has occurred and is continuing on the date of such deposit, such deposit does not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which we are a party and we delivered an officers’ certificate and an opinion of counsel each stating that such conditions have been complied with (and if, in either case, we shall also pay or cause to be paid all other sums payable by us under the Indenture).

In addition, we shall have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the Indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the Indenture, including the covenants described above under “— Certain Covenants of the Company — Limitation on Liens” and “— Limitation on Sale/Leaseback Transactions” and any additional covenant provided with respect to a series of debt securities and to which the applicable prospectus supplement indicates that the covenant defeasance option will apply). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an Event of Default related to the specified covenants.

We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if (a) we irrevocably deposit in trust with the Trustee cash or U.S. Government Obligations (as defined in the Indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be, (b) we deliver to the Trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all the debt securities of such series to maturity or redemption, as the case may be, (c) 91 days pass after the deposit is made and during the 91-day period no default described in clause (f) or (g) under “— Events of Default and Remedies” above with respect to us occurs that is continuing at the end of such period, (e) the deposit does not constitute a default under any other agreement binding on us, (f) we deliver to the Trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, (g) we shall have delivered to the Trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance, and (h) we deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of such series as contemplated by the Indenture have been complied with.

The Trustee shall hold in trust cash or U.S. Government Obligations deposited with it as described above and shall apply the deposited cash and the proceeds from deposited U.S. Government Obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.

Certain Definitions

The following definitions from the Indenture are used in this section of the prospectus:

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as of the time of determination, (a) if the obligation in respect of such Sale/Leaseback Transaction is a Capitalized Lease Obligation, the amount of such obligation determined in accordance with GAAP and included in the financial statements of the lessee or (b) if the obligation in respect of such Sale/Leaseback Transaction is not a Capitalized Lease Obligation, the total net amount of rent required to be paid by the lessee under such lease during the remaining term thereof (including any period for which the lease has been extended), discounted from the respective due dates thereof to such determination date at the rate per annum borne by the debt securities compounded semiannually.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (including partnership interests) in (however designated) the equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Commodity Price Protection Agreement” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

“Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its Subsidiaries for the total assets (less accumulated depletion, depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, after giving effect to purchase accounting and after deducting therefrom, to the extent included in total assets, in each case as determined on a consolidated basis in accordance with GAAP (without duplication): (i) the aggregate amount of liabilities of the Company and its Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated); (ii) current Indebtedness and current maturities of long- term Indebtedness; (iii) minority interests in the Company’s Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary of the Company; and (iv) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items.

“Currency Exchange Protection Agreement” means, in respect of any Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Protection Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or other similar agreement.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication): (a) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; (b) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capitalized Lease Obligations of such Person; (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables); (e) all obligations of such Person in respect of letters of credit, banker’s acceptances or other similar instruments or credit transactions (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (d) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit; (f) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (1) the fair market value of such asset at such date of determination and (2) the amount of such Indebtedness of such other Persons; (g) all Indebtedness of other Persons to the extent Guaranteed by such Person; and (h) to the extent not otherwise included in this definition, obligations in respect of Hedging Obligations. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term “Indebtedness” excludes (x) any indebtedness of the Company or any Subsidiary to the Company or another Subsidiary and (y) any Guarantee by the Company or any Subsidiary of indebtedness of the Company or another Subsidiary.

“Interest Rate Protection Agreement” means, in respect of any Person, any interest rate swap agreement, interest rate option agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Permitted Liens” means, with respect to any Person: (a) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (including government contracts, but excluding contracts for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure performance, surety or appeal bonds to which such Person is a party or which are otherwise required of such Person, or deposits as security for contested taxes or import duties or for the payment of rent or other obligations of like nature, in each case incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers’, warehousemen’s, laborers’, materialmen’s, landlords’, vendors’, workmen’s, operators’, producers’ and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; (c) Liens for property taxes, assessments and other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings; (d) survey exceptions, encumbrances, easements, defects, irregularities or deficiencies in title to easements, or reservations of or with respect to, or rights of others for or with respect to, licenses, rights-of-way, sewers, electric and other utility lines and usages, telegraph and telephone lines, pipelines, surface use, operation of equipment, permits, servitudes and other similar matters, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which, in all such cases, were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (e) Liens existing on or provided for under the terms of agreements existing on the date of the Indenture; (f) Liens on property at the time the Company or any of its Subsidiaries acquired the property or the entity owning such property, including any acquisition by means of a merger or consolidation with or into the Company; provided, however, that any such Lien may not extend to any other property owned by the Company or any of its Subsidiaries; (g) Liens securing a Hedging Obligation so long as such Hedging Obligation is of the type customarily entered into in connection with, and is entered into for the purpose of, limiting risk; (h) Liens on accounts receivable or inventory to secure working capital or revolving credit indebtedness incurred in the ordinary course of business; (i) Purchase Money Liens; (j) Liens securing only Indebtedness of a Wholly-Owned Subsidiary of the Company to the Company or one or more Wholly-Owned Subsidiaries of the Company; (k) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary of such Person; (l) Liens created, assumed or existing in connection with a tax-free financing; (m) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of its Subsidiaries; (n) legal or equitable encumbrances deemed to exist by reason of negative pledges or the existence of any litigation or other legal proceeding and any related lis pendens filing (excluding any attachment prior to judgment, judgment lien or attachment lien in aid of execution on a judgment); (o) rights of a common owner of any interest in property held by such Person; (p) Liens placed upon any real property now owned or hereafter acquired by the Company or any of its Subsidiaries securing Indebtedness in an amount up to 80% of the fair market value of such real property; and (q) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (e) through (l) and (p); provided, however, that (1) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (2) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (e) through (l) and (p) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means any manufacturing plant or manufacturing facility, located within the United States of America (other than its territories and possessions), owned or leased by the Company or any Restricted Subsidiary, unless, in the opinion of the Board of Directors, such plant, facility or property is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety.

“Purchase Money Lien” means a Lien on property securing Indebtedness incurred by the Company or any of its Subsidiaries to provide funds for all or any portion of the cost of acquiring, constructing, altering, expanding, improving or repairing such property or assets used in connection with such property.

“Restricted Subsidiary” means at any time any Subsidiary of the Company (a) substantially all the property of which is located, or substantially all of the business of which is carried on, within the United States of America (other than its territories or possessions) and (b) which owns or leases a Principal Property or which, in the event of a Sale/Leaseback Transaction, will own or lease a Principal Property.

“Sale/Leaseback Transaction” means an arrangement relating to Principal Property owned on the date of the Indenture or thereafter acquired whereby the Company or any of its Restricted Subsidiaries transfers such Principal Property to a Person and the Company or any of its Restricted Subsidiaries leases it from such Person.

“Significant Subsidiary” means a Subsidiary of any Person that would be a “significant subsidiary” as defined in Rule 405 under the Securities Act of 1933 as in effect on the date of the Indenture.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

“Trade Payables” means, with respect to any Person, any accounts payable or any Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business of such Person in connection with the acquisition of goods or services.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more Wholly-Owned Subsidiaries.

Concerning the Trustee

We may appoint a separate trustee for any series of debt securities. As used herein in the description of a series of debt securities, the term “Trustee” refers to The Bank of New York Mellon (as successor to Chemical Bank). In addition, we have the right to replace the Trustee under certain circumstances, including (subject to certain conditions) if the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to another corporation or banking association. From time to time, we and our subsidiaries may maintain ordinary banking relationships with the Trustee.

Governing Law

The Indenture and the debt securities will be construed in accordance with and governed by the laws of the State of New York (without reference to principles of conflicts of law).

PLAN OF DISTRIBUTION

We may sell the offered debt securities in and outside the United States:

•	through underwriters or dealers;

•	directly to purchasers;

•	through agents; or

•	through a combination of any of these methods.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the debt securities;

•	the net proceeds from the sale of the debt securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchanges on which the debt securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, we will execute an underwriting agreement with them regarding the debt securities. The underwriters will acquire the debt securities for their own account, subject to conditions in the underwriting agreement. The underwriters may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the debt securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered debt securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the debt securities in the open market. To the extent expressly set forth in the applicable prospectus supplement, these transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered debt securities sold for their account may be reclaimed by the syndicate if the offered debt securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered debt securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the debt securities that we offer though this prospectus may be new issues of debt securities with no established trading market. Any underwriters to whom we sell our debt securities for public offering and may make a market in those debt securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any debt securities that we offer.

If dealers are used in the sale of the debt securities, we will sell the debt securities to them as principals. They may then resell the debt securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the debt securities directly. In this case, no underwriters or agents would be involved. We may also sell the debt securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered debt securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these debt securities in the prospectus supplement.

Remarketing Arrangements

Offered debt securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase debt securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Jones Day will pass upon the validity of the debt securities being offered hereby.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements (and related schedules) and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following are the estimated expenses, other than underwriting discounts, of the issuance and distribution of the securities being registered, all of which are payable by us.

Securities and Exchange Commission registration fee		*
Trustee’s fees and expenses		**
Transfer agent and registrar fees		**
Printing expenses		**
Accountant’s fees and expenses		**
Legal fees and expenses		**
Miscellaneous		**
Total	$

*	Because the amount to be registered consists of an unspecified amount of the debt securities as may from time to time be offered at indeterminate prices, in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the registration fee.

**	Estimated expenses are presently not known and cannot be estimated.

Item 15.	Indemnification of Directors and Officers.

We shall indemnify, to the full extent then permitted by law, any director or officer or former director or officer of our company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the individual is or was a member of our Board of Directors or our officer, employee or agent, or is or was serving at our request as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. We will pay, to the full extent then required by law, expenses, including attorney’s fees, incurred by a member of our Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof.

To the full extent then permitted by law, we may indemnify employees, agents and other persons and may pay expenses, including attorney’s fees, incurred by any employee, agent or other person in defending any action, suit or proceeding as such expenses are incurred, in advance of the final disposition thereof.

The indemnification and payment of expenses described above shall not be exclusive of, and shall be in addition to, any other rights granted to any person seeking indemnification under any law, our amended and restated articles of incorporation, any agreement, vote of shareholders or disinterested members of our Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of our Board of Directors or our officer, employee or agent, and shall continue as to a person who has ceased to be a member of our Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

We may, to the full extent then permitted by law and authorized by our Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described above against any liability asserted against and incurred by any such person in any such capacity, or arising out of such person’s status as such, whether or not we would have the power to indemnify such person against such liability under the provisions of Article IV of our Code of Regulations, as amended and restated on April 28, 2004 (“Regulations”), or of Chapter 1701 of the Ohio Revised Code. Insurance may be purchased from or maintained with a person in which we have a financial interest.

We, upon approval by our Board of Directors, may enter into agreements with any persons who we may indemnify under our Regulations or under the laws of the State of Ohio and may undertake thereby indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them.

Under Section 1701.13 of the Ohio Revised Code, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees or agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to be the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations or by contract except with respect to the advancement of expenses of directors.

Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

Item 16.	Exhibits.

The following documents are exhibits to the registration statement:

Exhibit Number	Description

1.1	Underwriting Agreement*
4.1	Form of Indenture between the Company and The Bank of New York Mellon (as successor to Chemical Bank), as Trustee, dated as of February 1, 1996, filed as Exhibit 4(a) to the Registration Statement on Form S-3, Registration Number 333-01093, dated February 20, 1996, and incorporated herein by reference.
5.1	Opinion of Jones Day.
12.1	Calculation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Jones Day (included in Exhibit 5.1 to this Registration Statement).
24.1	Powers of Attorney.
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be a part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which a prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on December 16, 2009.

THE SHERWIN-WILLIAMS COMPANY

By	/s/ L. E. Stellato
L. E. Stellato, Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities indicated as of December 16, 2009:

Signatures	Title

* C. M. Connor	Chairman and Chief Executive Officer, Director (Principal Executive Officer)

* S. P. Hennessy	Senior Vice President — Finance and Chief Financial Officer (Principal Financial Officer)

* J. L. Ault	Vice President — Corporate Controller (Principal Accounting Officer)

* A. F. Anton	Director

* J. C. Boland	Director

* D. F. Hodnik	Director

* T. G. Kadien	Director

* S. J. Kropf	Director

* G. E. McCullough	Director

* A. M. Mixon, III	Director

* C. E. Moll	Director

Signatures	Title

* R. K. Smucker	Director

* J. M. Stropki, Jr.	Director

*	The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ L. E. Stellato L. E. Stellato, Attorney-in-Fact	December 16, 2009

INDEX TO EXHIBITS

Exhibit
Number	Description

1.1	Underwriting Agreement*
4.1	Form of Indenture between the Company and The Bank of New York Mellon (as successor to Chemical Bank), as Trustee, dated as of February 1, 1996, filed as Exhibit 4(a) to the Registration Statement on Form S-3, Registration Number 333-01093, dated February 20, 1996, and incorporated herein by reference
5.1	Opinion of Jones Day
12.1	Calculation of Ratio of Earnings to Fixed Charges
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Jones Day (included in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.